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                                                                   Exhibit 10.17

                      FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT


    THIS FIRST AMENDMENT (this "First Amendment") dated as of July 16, 1997, and, subject to and upon satisfaction of the terms and conditions of Section 3 below, effective as of April 30, 1997 (the "Effective Date") to the Note Purchase Agreements dated September 1, 1995, among Flow International Corporation (the "Company"), a Delaware corporation, and the Persons identified as "Holders" on the signature page hereof (collectively, the "Holders").


                                      RECITALS:

    A. The Company entered into those certain separate Note Purchase Agreements, each dated September 1, 1995 (collectively, the "Existing Note Purchase Agreement" and, as amended hereby, the "Amended Note Purchase Agreement"), with each of Connecticut General Life Insurance Company and Life Insurance Company of North America (each individually, a "Purchaser" and collectively, the "Purchasers"), pursuant to which the Company issued and sold to the Purchasers and the Purchasers purchased from the Company, Fifteen Million Dollars ($15,000,000) in aggregate principal amount of the Company's Senior Notes due September 26, 2005 (collectively, the "Notes").

    B. The Holders are the registered holders of one hundred percent (100%) of the Notes outstanding on the date hereof.

    C. The Company has requested that the Holders agree to amend certain provisions of the Existing Note Purchase Agreement as further set forth herein, which requested amendment requires the consent of the holders of the Notes.

    D. Subject to the terms and conditions set forth in this First Amendment, the Company and the Holders are willing to agree to amend the Existing Note Purchase Agreement, all in the manner as more particularly set forth herein.


                                      AGREEMENT:

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders agree as follows:

    SECTION 1.     WARRANTIES AND REPRESENTATIONS.

    To induce the Holders to enter into this First Amendment, the Company warrants and represents to the Holders as follows:


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         1.1  AUTHORIZATION, EXECUTION AND ENFORCEABILITY.  The execution and delivery by the Company of this First Amendment, and the performance of its obligations under this First Amendment and the Amended Note Purchase Agreement have been duly authorized by all necessary action on the part of the Company. Each of this First Amendment and the Amended Note Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except that the enforceability thereof may be:

         (a) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and

         (b)  subject to the availability of equitable remedies.

         1.2 NO CONFLICTS, ETC. The execution and delivery by the Company of this First Amendment, and the performance by the Company of its obligations under this First Amendment and the Amended Note Purchase Agreement, does not conflict with, result in any breach in any of the provisions of, constitute a default under, violate the provisions of, or otherwise (except as provided herein) require any consent or approval under:

         (a) any charter document, agreement with shareholders or bylaws of the Company or any Subsidiary;

         (b) any agreement, instrument or conveyance by which the Company or any Subsidiary or any of their respective Properties may be bound or affected, including, without limitation, any of the Financing Documents; or

         (c) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which the Company or any Subsidiary or any of their respective Properties may be bound or affected.

         1.3  SECURITY INTERESTS; SUBSIDIARY GUARANTY AGREEMENT.

              (a) The first priority security interest of the Bank Agent, as agent for the Holders, in the Collateral remains valid, enforceable and perfected as of the date hereof, and the Collateral is subject to no other Liens not otherwise permitted under the Existing Note Purchase Agreement, the Security Documents, and the other Financing Documents.

              (b) The Subsidiary Guaranty Agreement remains valid and enforceable against each Guarantor (as defined in such Subsidiary Guaranty Agreement) subject thereto, and no consent or other action of any Guarantor is required as a condition to the Company's entering into this First Amendment and to the continued


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validity and enforceability of the Subsidiary Guaranty Agreement against each such Guarantor.

         1.4 EXISTENCE OF DEFAULTS. After giving effect to the amendment set forth in this First Amendment, no condition exists that would constitute a Default or an Event of Default under the Amended Note Purchase Agreement, or any of the Financing Documents.

    SECTION 2. AMENDMENT WITH RESPECT TO EXISTING NOTE PURCHASE AGREEMENT; AFFIRMATION.

         2.1 AMENDMENT. The Company and, subject to the satisfaction of the conditions set forth in Section 3 hereof, the Holders, each hereby consent and agree that the Existing Note Purchase Agreement is hereby amended as follows:

         The definition of the term "Consolidated Income Available for Fixed Charges" in Schedule B of the Existing Note Purchase Agreement is hereby amended by deleting such definition in its entirety and substituting therefor the following new definition:

              ""Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges, (b) taxes on or measured by income or excess profits, and (c) with respect to the period February 1, 1997 through April 30, 1998, restructuring expenses up to, but not exceeding $9,000,000 in the aggregate, as more particularly defined, identified and disclosed under the line item "Expenses: Restructuring" (and in accompanying "Note 4 - Restructuring") of the Company's 1997 Annual Report on Form 10-K, and on the Company's Quarterly Reports on Form 10-Q."

         2.2 AFFIRMATION OF OBLIGATIONS UNDER FINANCING DOCUMENTS. The Company hereby acknowledges and affirms all of its obligations under the terms of the Amended Note Purchase Agreement and the other Financing Documents.

         2.3 SCOPE OF AMENDMENT. Except as expressly set forth in this Agreement, no provision of the Existing Note Purchase Agreement, the Notes, the Security Documents, the other Financing Documents, or any other agreement, document or instrument shall be deemed to have been amended hereby. No Default or Event of Default, or right, remedy, or power consequent thereon, whether as provided in the Existing Note Purchase Agreement, the Notes, the Amended Note Purchase Agreement, the Security Documents, the other Financing Documents, or by law, to any holder of Notes, shall be deemed to have been waived or affected hereby.

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    SECTION 3.     CONDITIONS TO EFFECTIVENESS OF AMENDMENT.

    This Amendment shall not be effective until the following conditions precedent shall have been satisfied in full to the reasonable satisfaction of the Holders, upon the happening of which this Amendment shall become effective as of the Effective Date:

         3.1 EXECUTION AND DELIVERY OF THIS AGREEMENT. The Company and the Holders shall have executed and delivered to each other an original counterpart of this Agreement.

         3.2  NO DEFAULTS; WARRANTIES AND REPRESENTATIONS TRUE.

              (a) After giving effect to the First Amendment, no Default or Event of Default shall exist under the Amended Note Purchase Agreement, the Notes, the Security Documents, or the other Financing Documents.

              (b) The warranties and representations of the Company set forth in Section 1 hereof shall be true and correct as of the Effective Date and as of the date of this Amendment.

    SECTION 4.     MISCELLANEOUS.

         4.1 TERMS DEFINED. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings specified in the Amended Note Purchase Agreement.

         4.2 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, INTERNAL STATE OF WASHINGTON LAW.

         4.3 DUPLICATE ORIGINALS. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

         5.4 WAIVERS AND AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         5.5 SECTION HEADINGS. The titles of the Sections hereof appear as a matter of convenience only, do not constitute


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a part of this agreement and shall not effect the construction hereof.

         5.6 SURVIVAL. All warranties, representations, certifications and covenants made by the Company in this Agreement shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Holders.


        [REMAINDER OF PAGE INTENTIONALLY BLANK; NEXT PAGE IS SIGNATURE PAGE.]


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    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof.

Company:                               FLOW INTERNATIONAL CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Steve Reichenbach
                                          --------------------------------
                                          Name: Steve Reichenbach
                                          Title: CFO

Holder:                                CONNECTICUT GENERAL LIFE INSURANCE
                                       COMPANY*

                                       By: CIGNA Investments, Inc.


                                           By: /s/ Daniel E. Feder
                                              ----------------------------
                                              Name: DANIEL E. FEDER
                                              Title: VICE PRESIDENT

Holder:                                LIFE INSURANCE COMPANY OF NORTH AMERICA*

                                       By: CIGNA Investments, Inc.


                                           By: /s/ Daniel E. Feder
                                              ----------------------------
                                              Name: DANIEL E. FEDER
                                              Title: VICE PRESIDENT


* Each of these entities is either the registered owner of one or more of the securities pertaining hereto or is a beneficial owner of one or more of such securities owned by and registered in the name of a nominee for that entity.



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